                                                                    EXHIBIT 25.1
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM T-1

              Statement of Eligibility and Qualification Under the
                  Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee

                               ----------------

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT
                            TO SECTION 305(B)(2)

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                    CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

                                   95-4655078
                      (I.R.S. Employer Identification No.)

                101 California Street, San Francisco, California
                    (Address of principal executive offices)

                                     94111
                                   (Zip Code)

                               ----------------

                               NVIDIA Corporation
              (Exact name of Obligor as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   94-3177549
                      (I.R.S. Employer Identification No.)

                               3535 Monroe Street
                            Santa Clara, California
                    (Address of principal executive offices)

                                     95051
                                   (Zip Code)

                               ----------------

                                Debt Securities
                        (Title of Indenture securities)
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Item 1. General Information.

  Furnish the following information as to the trustee:

  (a) Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency, Washington, D.C.
    Board of Governors of the Federal Reserve System, Washington, D.C.

  (b) Whether it is authorized to exercise corporate trust powers.

    Yes.

Item 2. Affiliations with Obligor.

  If the Obligor is an affiliate of the trustee, describe each such affiliation.

  None.

Item 16.  List of Exhibits.

  List below all exhibits filed as part of this statement of eligibility.

  Exhibit 1.  Articles of Association of the Trustee as Now in Effect (see
              Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-41329 which is incorporated by reference).

  Exhibit 2. Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

  Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

  Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

  Exhibit 5.  Not Applicable

  Exhibit 6. The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

  Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

  Exhibit 8.  Not Applicable

  Exhibit 9.  Not Applicable
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                                   SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chase Manhattan Bank and Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 28th day of September, 2000.

                                          CHASE MANHATTAN BANK AND TRUST
                                          COMPANY, NATIONAL ASSOCIATION

                                              /s/ James Nagy
                                          By __________________________________
                                              James Nagy
                                              Assistant Vice President

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Exhibit 7. Report of Condition of the Trustee.
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Consolidated Report of Condition of Chase Manhattan Bank and Trust Company,
N.A.
                            ---------------------------------------------------
                                      (Legal Title)

Located at 1800 Century Park East, Ste. 400 Los Angeles, CA 94111
     -----------------------------------------------------------------------
                  (Street)      (City)  (State)  (Zip)

as of close of business on June 30, 2000
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ASSETS DOLLAR AMOUNTS IN THOUSANDS

 1.   Cash and balances due from
       a. Noninterest-bearing balances and currency and coin
      (1,2)                                                        3,264
       b. Interest bearing balances (3)                                0
 2.   Securities
       a. Held-to-maturity securities (from Schedule RC-B,
      column A)                                                        0
       b. Available-for-sale securities (from Schedule RC-B,
      column D)                                                    1,093
      Federal Funds sold (4) and securities purchased agreements
 3.   to resell                                                   54,750
 4.   Loans and lease financing receivables:
       a. Loans and leases, net of unearned income (from
      Schedule RC-C)                                          143
       b. LESS: Allowance for loan and lease losses             0
       c. LESS: Allocated transfer risk reserve                 0
       d. Loans and leases, net of unearned income,
      allowance, and reserve (item 4.a
         minus 4.b and 4.c)                                          143
 5.   Trading assets                                                   0
 6.   Premises and fixed assets (including capitalized leases)       132
 7.   Other real estate owned (from Schedule RC-M)                     0
      Investments in unconsolidated subsidiaries and associated
 8.   companies                                                        0
      (from Schedule RC-M)                                             0
      Customers liability to this bank on acceptances
 9.   outstanding                                                      0
 10.  Intangible assets (from Schedule RC-M)                         848
 11.  Other assets (from Schedule RC-F)                            2,004
 12a. TOTAL ASSETS                                                    62,234

(1) Includes cash items in process of collection and unposted debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b
(3) Includes time certificates of deposit not held for trading.
(4) Report "term federal funds sold" in Schedule RC, item 4.a "Loans and leases, net of unearned income" and in Schedule RC-C, part 1.

LIABILITIES

 13. Deposits:
      a. In domestic offices (sum of totals of columns A and C from
     Schedule RC-E)                                                      $29,559
        (1) Noninterest-bearing                                $ 9,969
        (2) Interest-bearing                                    19,590
      b. In foreign offices, Edge and Agreement subsidiaries, and IBF'
        (1) Noninterest-bearing
        (2) Interest-bearing
 14. Federal funds purchased (2) and securities sold under agreements
     to repurchase                                                             0
 15. a. Demand notes issued to the U.S. Treasury                               0
     b. Trading liabilities                                                    0
 16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a. With a remaining maturity of one year or less                          0
     b. With a remaining maturity of more than one year through three
     years                                                                     0
     c. With a remaining maturity of more than three years                     0
 17. Not applicable
 18. Bank's liability on acceptances executed and outstanding                  0
 19. Subordinated notes and Debentures (3)                                     0
 20. Other liabilities (from Schedule RC-G)                                5,460
 21. Total liabilities (sum of items 13 through 20)                       35,019
 22. Not applicable

EQUITY CAPITAL

 23. Perpetual preferred stock and related surplus                             0
 24. Common stock--                                                          600
 25. Surplus (exclude all surplus related to preferred stock)             12,590
 26. a. Undivided profits and capital reserves                            14,025
     b. Net unrealized holding gains (losses) on available-for-sale
     securities                                                                0
 27. Cumulative foreign currency translation adjustments
 28. a. Total equity capital (sum of items 23 through 27)                 27,215
 29. Total liabilities, equity capital, and losses deferred pursuant
     to 12 U.S.C. 1823 (j) (sum of items 21 and 28.c)                     62,234

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